ERNST & YOUNG

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3/A No. 333-18303) of our report dated December 13, 1996, with respect to the Statement of Revenue and Certain Expenses of One Lincoln Centre for the year ended December 31, 1995, included in the Current Report on Form 8-K/A Amendment No. 1 dated January 22, 1997, both filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP


Chicago, Illinois
February 27, 1997